As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-230456

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADT Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

47-4116383

(I.R.S. Employer Identification Number)

1501 Yamato Road

Boca Raton, FL 33431
(561) 322-7235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. DeVries
Chief Executive Officer
c/o ADT Inc.
1501 Yamato Road

Boca Raton, FL 33431
(561) 322-7235

Copies of Communications to:

Tracey A. Zaccone, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable. This post-effective amendment removes from registration those securities that remain unsold pursuant to this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

On March 22, 2019, ADT Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-230456) (the “Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”). The Registration Statement registered 18,750,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be issued in connection with the Company’s Dividend Reinvestment Plan (the “Plan”). The Plan terminated in accordance with its terms on February 27, 2021 and thus no further shares will be issued under the Plan. The Company, by filing this Post-Effective Amendment No. 1 to the Registration Statement, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unissued at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on the 18th day of March, 2021.

ADT Inc.

By:	/s/ Richard Mattessich
Richard Mattessich
Vice President and Deputy General Counsel, Corporate & Securities

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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